Exhibit 99

Joint Filer Information

Name:	Deerfield Partners, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Deerfield Healthcare Technology Acquisitions Corp. [DFHT]

Date of Event Requiring Statement:	July 21, 2020

The undersigned, Deerfield Management Company, L.P., Deerfield Mgmt, L.P. and Deerfield Partners, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Deerfield Healthcare Technology Acquisitions Corp.

Signatures:

DEERFIELD MGMT, L.P.

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ Jonathan Isler
Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, General Partner

By:	/s/ Jonathan Isler
Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P., General Partner

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ Jonathan Isler
Jonathan Isler, Attorney-In-Fact